UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________________________________________
FORM 8-K
 _________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2023
_________________________________________________________________
Axonics, Inc.
(Exact name of registrant as specified in its charter)
_________________________________________________________________

Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Technology Drive
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 396-6322
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
  _________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AXNX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On April 1, 2023, Axonics, Inc. (the “Company”) entered into a Lease, by and between Sand Canyon Business Center I LLC (“Landlord”) and the Company (the “Lease”), to lease certain premises located at 15515-15525 Sand Canyon Avenue, Irvine, California 92618 (the “Sand Canyon Premises”).
Pursuant to the Lease, the Company leases the Sand Canyon Premises for a 120-month term (the “Initial Term”) beginning on April 1, 2024. The Company will pay monthly basic rent for the Sand Canyon Premises ranging from $313,814 to $429,122 over the Initial Term; provided, that for the first six months after the Commencement Date, the Company will be entitled to abatement of the monthly basic rent, or $313,814 per month, if the Company is not in default under the Lease. In connection with the Lease, the Company delivered to Landlord a cash security deposit of $1,553,597. In the event that the Company has positive earnings before interest, taxes and amortization during the twelve-month period preceding the 49th month of the Lease, Landlord will return to the Company $360,521 of the security deposit in each of the 49th, 50th and 51st months of the Lease in the form of credits against basic rent. Under the Lease, the Company is also required to pay its share of operating expenses for the Sand Canyon Premises, which are currently estimated to be approximately $95,000 per month.
Under certain circumstances, the Company also has the right to extend the Lease for the Sand Canyon Premises for an additional 60-month term.
Pursuant to the Lease, Landlord agreed to pay for up to $8,532,822 of tenant improvements.
In addition, on April 1, 2023, the Company entered into a Third Amendment to Lease (the “Third Amendment”), by and between the Company and The Irvine Company LLC (“Irvine Company”), with respect to the Company’s premises at 18 Technology Drive (the “18 Technology Premises”). Pursuant to the Third Amendment, the Company and Irvine Company agreed to extend the lease term for the 18 Technology Premises to expire on December 31, 2024, and to increase the basic rent for the 18 Technology Premises to approximately $14,400 per month.
The foregoing summaries of the Lease and the Third Amendment are not complete and are qualified in their entirety by reference to the full text of the Lease and the Third Amendment, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
Item 1.02    Termination of a Material Definitive Agreement
In conjunction with the Company’s entry into the Lease and the Third Amendment, on April 1, 2023, the Company terminated its lease with Irvine Business Center LLC for its existing premises at 7575 Irvine Center Drive (the “Irvine Center Premises”), and its lease with Irvine Company for its existing premises at 26 Technology Drive (the “Technology Premises”) and 15326 Alton Parkway (the “Alton Premises”). The termination of the lease for the Irvine Center Premises is effective as of March 31, 2024, and the termination of the lease for the Alton Premises and the Technology Premises is effective as of March 31, 2024 (with respect to the Alton Premises) and December 31, 2024 (with respect to the Technology Premises).
The Landlord under the Lease is an affiliate of Irvine Business Center LLC and Irvine Company. The Company did not pay any early termination penalties in connection with these terminations.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Lease in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
10.1	Lease, dated April 1, 2023, between Sand Canyon Business Center I LLC and Axonics, Inc.
10.2	Third Amendment to Lease, dated April 1, 2023, between The Irvine Company LLC and Axonics, Inc.
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS, INC.

Date: April 6, 2023	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer